Energy Fuels and Uranerz Energy Obtain Final Shareholder Approval
for Transaction Creating a Leading Diversified U.S. Uranium Producer

June 18, 2015

Lakewood, Colorado and Casper Wyoming – Energy Fuels Inc. (NYSE MKT: UUUU, TSX: EFR) (“Energy Fuels”) and Uranerz Energy Corporation (NYSE MKT: URZ, TSX: URZ) (“Uranerz”) are pleased to announce that today shareholders of both Energy Fuels and Uranerz approved the acquisition of Uranerz by Energy Fuels’ (the “Transaction”). Both Energy Fuels and Uranerz held their respective meetings of shareholders, at which time both sets of shareholders approved the Transaction. At this time, all conditions to closing have been satisfied, subject to final U.S. Nuclear Regulatory Commission consent, which is in the final stages of the agency’s concurrence process.

Pursuant to the Transaction, each Uranerz shareholder will receive 0.255 Energy Fuels common shares for each share of Uranerz common stock held. In addition, all outstanding options and warrants to acquire Uranerz shares of common stock will entitle the holder thereof to acquire 0.255 common shares of Energy Fuels on exercise thereof at an exercise price equal to the exercise price of such option or warrant divided by 0.255.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this news release, including any information relating to the closing of this Transaction and the consent of the NRC; and any other statements regarding Energy Fuels’ future expectations, beliefs, goals or prospects constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation: the closing of this Transaction and the consent of the NRC; and other risk factors as described in Energy Fuels’ and Uranerz’ most recent annual information forms and annual and quarterly financial reports.

Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ and Uranerz’ respective filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of each of Energy Fuels and Uranerz relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Inquiries:

Energy Fuels Inc.
Curtis Moore
VP – Marketing and Corporate Development
(303) 974-2140 or Toll free: (888) 864-2125
investorinfo@energyfuels.com
www.energyfuels.com